WAIVER

THIS WAIVER (this “Waiver”) is made and entered into effective as of February 25, 2011, by and between  GR MATCH, LLC, a Delaware limited liability company (“Lender”), and CYBERDEFENDER CORPORATION, a Delaware corporation (“Borrower”).

WHEREAS, Lender loaned funds to Borrower pursuant to the terms and conditions of that certain Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between Borrower (as successor in interest to CyberDefender Corporation, a California corporation) and Lender (the “GRM Loan Agreement”), which loan is evidenced by that certain 9% Secured Convertible Promissory Note, dated March 31, 2010, issued by Borrower in favor of Lender (the “GRM Promissory Note”);

WHEREAS, as security for Borrower’s obligations under the Note, Borrower has granted to Lender a first lien priority security interest in all of Borrower’s assets pursuant to the terms and conditions of that certain Security Agreement, dated as of March 31, 2010, executed by Borrower in favor of Lender (the “GRM Security Agreement” and, together with the GRM Loan Agreement and the GRM Promissory Note, collectively, the “GRM Loan Documents”);

WHEREAS, pursuant to Section 4.13 of the GRM Loan Agreement, Borrower has granted to Lender a right of first offer with respect to Borrower’s sale and issuance of any debt or equity securities of Borrower (other than equity securities offerings in excess of Twenty Million Dollars ($20,000,000); and

WHEREAS, Borrower has requested that Lender grant a limited waiver of Lender’s right of first offer granted pursuant to Section 4.13 of the GRM Loan Agreement, and Lender has agreed to grant such limited waiver to Borrower, on the terms and conditions set forth in this Waiver.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Waiver, and for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.           Lender’s Waiver of Right of First Offer.  Lender hereby agrees to a one-time waiver of its right to participate in a Qualified Common Stock Offering (as defined below) that closes on or prior to June 30, 2010.   “Qualified Common Stock Offering” means the sale and issuance by Borrower of shares of Common Stock (as defined in the GRM Loan Agreement) of Borrower (and not of any other type of debt or equity securities of Borrower) via a private placement transaction, whether in a single transaction or a series of related transactions, so long as (i) the issuance price per share is not less than One Dollar and 75/100 ($1.75) and (ii) the number of shares issued in connection with such offering constitute not more than twenty percent (20%) of the number of then issued and outstanding shares of Common Stock of the Company.

2.           Limits of this Waiver.

2.1           This Waiver shall not (i) release or discharge Borrower from any liability or obligation, whether past, present or future, as borrower under the GRM Loan Documents, (ii) be construed as a waiver of any rights or remedies of Lender under the GRM Loan Documents (other than the waiver provided for herein) or (iii) be construed as a waiver of Lender’s right to consent to any actions of Borrower after the date hereof which, under the terms and conditions of the GRM Loan Documents or any other agreements between Borrower and Lender, require the prior consent of Lender, including, without limitation, Borrower’s issuance of any Common Stock Equivalents after the date hereof.

2.2           No waiver by Lender, or a failure by Lender to promptly exercise any one or more of the rights, options and remedies available to Lender under this Waiver or the GRM Loan Documents, shall be deemed a waiver thereof or of any other provision of this Waiver or the GRM Loan Documents.

3.           Conflict; Full Force and Effect.  In the event of any conflict between this Waiver and the GRM Loan Documents, this Waiver shall control.  The parties acknowledge and agree that, except as expressly provided herein, the provisions of the GRM Loan Documents shall remain unmodified and in full force and effect.

4.           Successors and Assigns.  This Waiver shall be binding upon each of the parties and their respective successors and permitted assigns.

5.           Recitals.  The recitals to this Waiver are hereby incorporated by reference herein.

6.           Governing Law.  This Waiver shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

7.           Entire Agreement.  This Waiver contains the complete understanding and agreement of the parties relating to the subject matter hereof and supersedes any prior understanding or agreement related thereto, whether written or oral.

8.           Counterparts.  This Waiver may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, this Waiver has been duly executed by the parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By:
Name:
Title:

CyberDefender Corporation,
a Delaware corporation

By:
Name: Gary Guseinov
Title: Chief Executive Officer